CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Tel-Com Wireless Cable TV Corporation
North Miami Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 4, 1997 relating to the consolidated financial statements of Tel-Com Wireless Cable TV Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                            /s/ BDO SEIDMAN, LLP
                                            ------------------------
                                            BDO Seidman, LLP

Orlando, Florida
December 3, 1997